Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock of Guardant Health, Inc. This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: June 15, 2020

SVF BLUEBIRD (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe

Name:	Karen Ellerbe
Title:	Director

SVF ENTERPRISE (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe

Name:	Karen Ellerbe
	Title:	Director

SVF ENDURANCE (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe

Name:	Karen Ellerbe
	Title:	Director

SOFTBANK VISION FUND (AIV M1) L.P.

By:	/s/ Brian Wheeler

Name:	Brian Wheeler
Title:	General Counsel of SB Investment Advisers (UK) Limited,
Manager of SoftBank Vision Fund (AIV M1) L.P.

SB INVESTMENT ADVISERS (UK) LIMITED

By:	/s/ Brian Wheeler

Name:	Brian Wheeler
Title:	General Counsel